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                                                                    Exhibit 5.1


                        [LETTERHEAD OF LATHAM & WATKINS]

                                October 1, 2002

AutoZone, Inc.
123 South Front Street
Memphis, Tennessee  38103

         Re:      $500,000,000 Aggregate Principal Amount of Debt Securities

Ladies and Gentlemen:

         In connection with the registration of up to $500,000,000 aggregate principal amount of debt securities (the "Securities") by AutoZone, Inc., a Nevada corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on October 1, 2002, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities may be issued pursuant to one or more indentures (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee").

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

                  When the specific terms of the Securities have been duly established in accordance with the applicable Indenture and applicable law, and the Securities have been duly executed, authenticated, issued and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions rendered in the above paragraph relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

         We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the applicable Indenture and the Securities under the applicable Indenture of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.


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         To the extent that the obligations of the Company under the applicable
Indenture may be dependent upon such matters, we assume for purposes of this opinion that: the Company has been duly organized and is validly existing and in good standing under the laws of the State of Nevada and has the organizational and legal power and authority to issue and sell the Securities; the applicable Indenture has been duly authorized by all necessary corporate action by the Company; the Trustee for each applicable Indenture has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; such Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; the applicable Indenture has been duly authorized, executed and delivered by such Trustee and constitutes the legally valid, binding and enforceable obligation of such Trustee, enforceable against such Trustee in accordance with its terms; such Trustee is in compliance, generally and with respect to acting as a trustee under the applicable Indenture, with all applicable laws and regulations; and such Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                    Very truly yours,

                                    /s/ Latham & Watkins


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